UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 17, 2005



                         WINTRUST FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                          -----------------------------


           ILLINOIS                       0-21923                36-3873352
(State or other jurisdiction of  (Commission File Number)     (I.R.S. Employer
        Incorporation)                                       Identification No.)

     727 NORTH BANK LANE                                           60045
     LAKE FOREST, ILLINOIS                                       (Zip Code)
(Address of principal executive
           offices)



        Registrant's telephone number, including area code (847) 615-4096





                                 NOT APPLICABLE
           (Former name or former address, if changed since last year)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [  ]     Written communications pursuant to Rule 425 under the
                  Securities Act (17 CFR 230.425)

         [  ]     Soliciting material pursuant to Rule 14a-12 under the
                  Exchange Act (17 CFR 240.14a-12)

         [  ]     Pre-commencement communications pursuant to Rule 14d-2(b)
                  under the Exchange Act (17 CFR 240.14d-2(b))

         [  ]     Pre-commencement communications pursuant to Rule 13e-4(c)
                  under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On March 17, 2005, Wintrust Financial Corporation (the "Company") granted Edward J. Wehmer, the Company's President and Chief Executive Officer, 45,000 restricted stock units pursuant to the Company's 1997 Stock Incentive Plan (the "Plan"). The restricted stock units were awarded to Mr. Wehmer as part of his long-term incentive compensation.

         The shares underlying the restricted stock units become fully vested not later than the earliest of (1) five years from the date of grant, or March 17, 2010; (2) termination of Mr. Wehmer's employment due to his permanent disability, death, retirement or a termination by the Company without Cause, or due to Mr. Wehmer's Constructive Termination (as defined in the Employment Agreement between the Company and Mr. Wehmer, dated January 31, 2005); or (3) a Change in Control (as defined in the Plan). If Mr. Wehmer's employment with the Company is terminated by the Company for Cause or by Mr. Wehmer other than due to his Constructive Termination prior to the first date upon which all the shares shall have become vested, the shares will be forfeited.

         The vested shares relating to the award will be distributed to Mr. Wehmer on the January 15th following the year in which Mr. Wehmer's employment terminates or at such other time as a deduction for compensation relating to the distribution of such shares will not be disallowed under Internal Revenue Code (the "Code") Section 162(m) and as complies with the requirements of Code
Section 409(A).

         Mr. Wehmer will not have any rights as a shareholder with respect to any of the shares until he actually receives the shares. The dollar amount of any cash dividends that would have been payable on the shares will be converted into a number of restricted stock units equal to the number of shares of common stock that such dollar amount could have purchased at the closing price of the Company's common stock on the dividend payment date. In the event of the payment of any stock dividend, Mr. Wehmer will be entitled to receive an additional number of restricted stock units equal to the number of his restricted stock units then held multiplied by the per share number of shares of common stock distributed as a dividend.

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
                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      WINTRUST FINANCIAL CORPORATION
                                      (Registrant)

                                      By:  /s/ David A. Dykstra
                                         -------------------------------------
                                           David A. Dykstra
                                           Senior Executive Vice President and
                                             Chief Operating Officer

Date:  March 21, 2005

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